UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2007

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-31157	23-2507402
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices)    (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 On September 13, 2007, the Board of Directors of Innovative Solutions & Support, Inc. (the “Company”) approved the amendment of the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) to allow for the issuance of uncertificated shares.  The Articles of Incorporation were also amended to change the Company’s registered address to 720 Pennsylvania Drive, Exton, Pennsylvania 19341.

The ability to issue uncertificated shares allows the Company to participate in the Direct Registration System, which is currently administered by the Depositary Trust Company.  The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker dealers in order to effect transactions without the risk and delays associated with transferring physical certificates.  The Bylaws continue to provide however that each registered shareholder shall be entitled to receive a stock certificate upon written request to the transfer agent or registrar of the Company.

The full text of the Articles of Incorporation, as amended, is filed as Exhibit 3.1 to this Report, and amended Article Second and Article Seventh are incorporated herein by reference.  The full text of the Bylaws, as amended, is filed as Exhibit 3.2 to this Report, and amended Section 5-5 is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Innovative Solutions and Support, Inc., as amended.

3.2	Amended and Restated Bylaws of Innovative Solutions and Support, Inc., as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: September 18, 2007	By:	/s/ James J. Reilly
James J. Reilly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Innovative Solutions and Support, Inc., as amended.

3.2	Amended and Restated Bylaws of Innovative Solutions and Support, Inc., as amended.